<Stamped Office
                                                            of Secretary of
                                                            State 1972 JAN 18
                                                            APR 8 03 #29114>

                      ARTICLES OF AMENDMENT
                              TO THE
                     ARTICLES OF INCORPORATION
                                OF
                      G & L EQUIPMENT COMPANY

Pursuant to the Provisions of Section 16-10-54 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: G & L Equipment Company.

SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on Dec. 15 1971, in the manner prescribed by the Utah Business Corporation Act:

Article Eight of the Articles of Incorporation presently provides as follows:

ARTICLE VIII

This corporation is authorized to issue only one class of shares of stock; the total number of such shares is 22,000, with which total number it shall commence business; and all of such shares are to be without par value.

Article Eight of the Articles of Incorporation is amended to read as follows:

ARTICLE VIII

The total authorized stock of this corporation shall be divided into fifty million (50,000, 000) shares, each having a par value of $. 001, to be issued by the Board of Directors without any pre-emptive rights whatsoever and each share outstanding shall be entitled to one vote without cumulative voting.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 8,079, and the number of shares entitled to vote thereon was 8,079.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                                            Number of
               Class                        Shares

               No par value Common          8,079

FIFTH: The number of shares voted for such amendment was 8,079, and the number of shares voted against such amendment was none.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                   Class                  Number of Shares Voted
                                             For        Against
                 -------------------      ----------  ------------
                 No Par value Common        8,079         None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

    The exchange of one share of the old no par value common stock presently issued and outstanding for 618.8884 shares of the new $. 001 par value common stock.

EIGHTH: The manner in which such amendment shall effect a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

    The capital goal was previously unstated. Such capital was divided into 22,000 shares of no par value common stock. By virtue of such amendment, the stated capital is now $50,000 divided into an authorized 50,000,000 shares of $.001 par value common stock.

                       Dated this 15 day of DEC.  1971.

                                   G & L EQUIPMENT COMPANY
                                  By  /s/ M.E. Morton
                                       Its President

                                 By /s/ Murray Williams
                                      Its Secretary

STATE OF UTAH        )
                     )ss
County of Salt Lake )

I, Jay D. Edmonds, a notary public, do hereby certify Maurice E. Morton, who being by me first duly sworn, declared that he is the President of G & L Equipment Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

                                                  /s/ Jay D. Edmonds
                                                   Notary Public
                                                   Residing at Salt Lake City,
                                                   Utah
 My commission expires: 4/28/73